Exhibit 10.94



August 31, 2006

Mr. Larry Tiffany
1865 Shadow Ridge Terrace
Olney, MD. 20832

RE:  Extension of Employment Arrangement

Dear LT:

Gene Logic Inc. and you have previously entered into an employment arrangement as detailed in an offer letter dated June 21, 2006. I am now proposing to extend the term of that employment upon the following terms:
     |X| Term of employment: The term of employment would be extended to December 31, 2006, but would be terminable prior to that date by either party upon thirty days prior written notice, which notice period may be shortened by mutual written agreement. On or before December 31, 2006, we will discuss any further extension of this employment. If the position converts to regular full-time, then this position with GLGC is one of an employee-at-will and is terminable by either party, with or without cause.
     |X|  Base Salary, Title and Position: unchanged from letter of June 21,
          2006.
     |X| Incentive Compensation: In lieu of any incentive compensation for the period from September 1, 2006 through December 31, 2006, the Company would agree to give you paid time off with pay in 2006 at your agreed daily base salary rate for the following days (so long as your employment is continuing on such days): September 4 (Labor Day), November 23 and 24 (Thanksgiving and the day after Thanksgiving), December 25 and 26 (Christmas Day and the day after Christmas) and October 27, October 30-November 3 and November 6-10 (comprising the day prior to your wedding and the business days for two weeks after your wedding).
     |X| Other terms: Except as specifically modified herein, your employment continues upon the terms specified in the letter of June 21, 2006.

This agreement is subject to approval of the Board of Directors of GLGC.

If this is acceptable to you, please so indicate by signing and returning to me a copy of this letter, which will then constitute our agreement to extend the employment arrangement as described above, subject to obtaining Board approval.

Sincerely,

/s/ Mark Gessler
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Mark Gessler, President, Gene Logic Inc.

THE ABOVE PROPOSAL IS HEREBY ACCEPTED.

  /s/ Larry Tiffany
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  Signature                                Date: September 1, 2006

  Larry Tiffany
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  Printed Name: Larry Tiffany